UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2021

VESPER HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1891 West Avenue Bay 2 Miami Beach, FL		33139
(Address of principal executive offices)		(Zip Code)

(786) 216-7037

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	VSPRU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	VSPR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	VSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Warrant Accounting

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, including Vesper Healthcare Acquisition Corp. (the “Company”), require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity (for a full description of the Company’s private placement warrants and public warrants (collectively, the “warrants”), refer to the registration statement on Form S-1 (File No. 333-248717), filed in connection with the Company’s initial public offering, declared effective by the SEC on September 30, 2020). If the Company’s warrants were accounted for as liabilities, the changes in fair value would result in non-cash gains or losses being reflected in earnings, and may require the Company to consider restating the financial statements included in its Form 10-K for the year ended December 31, 2020. The liability treatment would also require certain adjustments to the pro forma financial statements and to the disclosures set forth under the captions “Dilution” and “Capitalization” in the Company’s definitive proxy statement filed with the SEC on April 7, 2021 (the “Definitive Proxy Statement”) in connection with the upcoming special meeting in lieu of the 2021 annual meeting of the Company’s stockholders that is scheduled to occur on April 29, 2021 at 2:00 p.m., EST (the “Special Meeting”). The Company is currently evaluating the Staff Statement with respect to the Company’s accounting treatment of the Company’s warrants and has determined on a preliminary basis that such guidance will result in the warrants being classified as liabilities on the balance sheet with the mark to market change in fair value reflected in the statement of operations. Accordingly, the Company is also evaluating the materiality of this matter in accordance with Staff Accounting Bulletin 99. The Company has retained an independent valuation expert to value the warrants and is currently in the process of assessing the materiality of any required adjustments to the Company’s historical financial statements. If the Company’s Board of Directors (the “Board”) or a committee of the Board, or the Company’s auditors, conclude that the Company’s previously issued historical financial statements or related audit report should no longer be relied upon because of an error in the Company’s historical financial statements, the Company will be required to file a Form 8-K to so advise securityholders.

Litigation Relating to the Business Combination

As previously disclosed, on December 8, 2020, the Company, Hydrate Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Hydrate Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), LCP Edge Intermediate, Inc., a Delaware corporation and indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”), and LCP Edge Holdco, LLC (“LCP,” and, in its capacity as the stockholders’ representative, the “Stockholders’ Representative”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things: (i) the merger of Merger Sub I with and into HydraFacial, with HydraFacial continuing as the surviving corporation (the “First Merger”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions set forth in the Merger Agreement, including the Mergers, will constitute a “Business Combination” as contemplated by the Company’s Amended & Restated Certificate of Incorporation. On April 7, 2021, the Company filed with the SEC the Definitive Proxy Statement with respect to the Special Meeting in connection with the Business Combination.

As of April 19, 2021, four lawsuits have been filed relating to the Business Combination in federal and state courts, each naming the Company and some or all of it’s the current members of the Company’s Board as defendants. A lawsuit was filed in the Supreme Court of the State of New York on January 18, 2021, and amended on March 24, 2021, by a purported Company stockholder in connection with the Business Combination: Ciccotelli v. Vesper Healthcare Acquisition Corp., et al., Index No. 650346/2021 (N.Y. Sup. Ct.). An additional lawsuit was filed by a different purported Company stockholder on January 19, 2021, and amended on March 22, 2021, in the Supreme Court of the State of New York in connection with the Business Combination: Purvance v. Vesper Healthcare Acquisition Corp., et al., Index No. 650365/2021 (N.Y. Sup. Ct.). On January 26, 2021, a lawsuit was filed in the United States District Court, Southern District of New York by a different purported Company stockholder in connection with the Business Combination: Watkins v. Vesper Healthcare Acquisition Corp., et al., No. 1:21-cv-00713 (S.D.N.Y.). On February 8, 2021, a lawsuit was filed in the Eleventh Judicial Circuit, in and for Miami-Dade County, Florida, by a different purported Company stockholder in connection with the Business Combination: Elstein v. Saunders et al., No. 21-3028CA01 (Fla. 11th Cir. Ct.). The complaints allege, among other things, breach of fiduciary duty claims against the Company’s Board in connection with the Business Combination. The complaints also allege that this proxy statement is misleading and/or omits material information concerning the Business Combination. The complaints generally seek, among other things, injunctive relief, damages, and an award of attorneys’ fees.

Additionally, on March 2, 2021, counsel for Jordan Rosenblatt, a purported Company shareholder, sent a demand letter alleging that the Company and its Board had breached their fiduciary duties and violated federal securities laws in connection with the preliminary proxy statement initially filed by the Company with the SEC on December 31, 2020, as amended on February 11, 2021, March 24, 2021 and April 2, 2021 (the “Preliminary Proxy Statement”). Also on March 2, 2021, counsel for Patrick Plumley, a purported Company shareholder, sent a demand letter alleging that the Company and its Board had breached their fiduciary duties and/or violated federal securities laws in connection with the Preliminary Proxy Statement. Both letters sought additional disclosures.

The Company denies these allegations and denies any alleged violations of law or any legal or equitable duty. The defendants believe that these allegations are without merit, and that no further disclosure is required under applicable law. Nonetheless, to avoid the risk of the litigation delaying or adversely affecting the Business Combination, and without admitting in any way that the disclosures below are material or otherwise required by law, the defendants are making supplemental disclosures (the “litigation-related supplemental disclosures”) related to the Business Combination, as set forth herein. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein, taken individually or in the aggregate. The litigation-related supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosure are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement.

Supplemental Disclosures

The disclosure in the Definitive Proxy Statement under the subsection captioned “Proposal No. 1—Approval of the Business Combination—Background of the Business Combination” is hereby amended and supplemented by adding and removing from the third full paragraph on page 149 of the Definitive Proxy Statement, the following (with new text underlined and deleted text struck through):

On December 8, 2020, the Board held ~~two meetings~~ a meeting via teleconference in two parts to accommodate scheduling conflicts among the directors. The purpose of the meeting was to discuss the final transaction terms and evaluate the Business Combination. Representatives of Wachtell Lipton and Goldman Sachs were also in attendance by invitation of the Board. At the meeting~~s~~, the senior management of the Company provided an overview of the proposed Business Combination with HydraFacial (including the rationale for the selection of HydraFacial as the Company’s business combination target) and described both the diligence process undertaken to evaluate HydraFacial and the final negotiations of the terms of the transaction. Representatives of Wachtell Lipton reviewed the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. Thereafter, at the request of the Company, representatives of Goldman Sachs provided a presentation regarding certain financial aspects of the consideration to be paid by the Company in the Business Combination. Each member of the Board was present at one or both ~~of the two~~ parts of the meeting~~s~~, and with the assistance of Wachtell Lipton and Goldman Sachs, discussed and reviewed the proposed transaction, the terms and conditions of the Merger Agreement and the other definitive agreements, the potential benefits of and risks relating to the proposed transactions and the proposed timeline for finalizing the definitive transaction agreements and announcing the proposed business combination. Following such discussion, including asking questions of the Company’s management and advisors, each member of the Board determined that, based upon the financial and legal terms of the Business Combination, including the materials provided to the directors, the Business Combination was advisable and in the best interests of the Company and its stockholders. Upon motions duly made and seconded, each member of the Board resolved that the following be approved: (i) the Merger Agreement, each of the related agreements and the Business Combination; (ii) the Private Placement; and (iii) the issuance of shares of Class A Stock in connection with the Business Combination. Initially in attendance at the first part of the meeting were Dr. Narasimhan and Messrs. Saunders and Sternlicht, who, after the conclusion of the presentation and discussion, unanimously voted for the approval of the above-referenced motions. Then, following a recess during which Mr. Saunders departed, Dr. Few and Mr. Capellas joined the meeting. The presentation and review provided to Mr. Saunders was repeated to Dr. Few and Mr. Cappelas, who then, along with Dr. Narasimhan and Mr. Sternlicht, also unanimously voted for the approval of the above-referenced motions.

Forward Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of the Company or HydraFacial may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company or HydraFacial and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and HydraFacial and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated therein; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement, including due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations of HydraFacial as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that HydraFacial may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of the continuing COVID-19 pandemic on HydraFacial’s business (13) risks related to the matters set forth in the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Staff of the SEC on April 12, 2021; and (14) other risks and uncertainties indicated from time to time in the definitive proxy statement of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and HydraFacial do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, the Company filed the definitive proxy statement with the SEC on April 7, 2021. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, HydraFacial and the proposed transaction. The definitive proxy statement has been mailed to the stockholders of the Company as of April 14, 2021, the record date established for voting on the proposed transaction. Stockholders are also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC incorporated by reference therein, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in the Company are filed in the definitive proxy statement for the proposed business combination and available at www.sec.gov. Additional information regarding the interests of such participants are be contained in the definitive proxy statement for the proposed business combination.

HydraFacial and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination are included in the definitive proxy statement for the proposed business combination.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vesper Healthcare Acquisition Corp.

Date: April 19, 2021	By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	Chief Executive Officer